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                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

         Administration Agreement dated as of March 15, 2007 (this "Agreement") by and between BlackRock Financial Management, Inc. ("BFM"), a Delaware corporation, and Anthracite Capital, Inc. (the "Company"), a Maryland corporation.

         WHEREAS, the Company desires to retain BFM to furnish certain administrative services to the Company, and BFM is willing to furnish such services, on the terms and conditions hereinafter set forth. and

         WHEREAS, the Company and BFM have previously entered into an Administration Agreement dated as of January 1, 1999, which the parties wish to amend and restate, in all respects.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         1.       APPOINTMENT OF BLACKROCK FINANCIAL MANAGEMENT, INC.

                  The Company hereby appoints BFM to provide certain administrative services with respect to the Company for the period and on the terms set forth in this Agreement. BFM accepts such appointment and agrees to render the services stated herein.

         2.       DELIVERY OF DOCUMENTS

                  The Company will promptly deliver to BFM upon request copies of each of the following documents and all future amendments and supplements, if any:

                  (a)      The Company's Articles of Incorporation and by-laws;

                  (b) Certified copies of the resolutions of the Board of Directors of the Company (the "Board") authorizing
                           (1) the company to enter into this Agreement and (2) certain individuals on behalf of the Company to (a) give instructions to BFM pursuant to this Agreement and (b) sign checks and pay expenses; and

                  (c) Such other certificates, documents or opinions which BFM may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.



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         3.       REPRESENTATIONS AND WARRANTIES OF BLACKROCK FINANCIAL
                  MANAGEMENT, INC.

                  BFM represents and warrants to the Company that:

                  (a) It is a Delaware corporation duly organized and existing and in good standing under the laws of the State of Delaware;

                  (b) It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

                  (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  (d) No legal or administrative proceedings have been instituted or threatened which would impair BFM's ability to perform its duties and obligations under this Agreement; and

                  (e) Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of BFM or any law or regulation applicable to it.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to BFM that:

                  (a) It is a Maryland corporation duly organized and existing and in good standing under the laws of the State of Maryland;

                  (b) It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

                  (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  (d) No legal or administrative proceedings have been instituted or threatened which would impair the Company's ability to perform its duties and obligations under this Agreement;



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                  (e)      Its entrance into this Agreement shall not cause a
                           material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it; and

                  (f) The Company is a publicly traded real estate investment trust (a "REIT").

         5.       ADMINISTRATION SERVICES

                  BFM shall provide the following services, in each case, subject to the control, supervision and direction of the Company and the review and comment by the Company's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Company and BFM:

                  (a) Financial Reporting. With the assistance of the Company's outside legal and tax counsel and independent accountants (it being understood that the fees and expenses of such counsel and independent accountants are to be borne by the Company), BFM shall prepare the Company's quarterly filings on Form 10-Q and annual filings on Form 10-K, including preparation of the following financial statements for inclusion in such filings: Comparative Balance Sheets, Comparative Statement of Operations, Statement of Cash Flows, Statement of Stockholder's Equity, and Notes to the Financial Statements;

                  (b)      Audit Coordination.

                           (i) Act as a liaison between the Company's independent accountants and State Street Bank Fund Accounting or such other person or persons as the Company may appoint as its accounting agent (the "Accounting Agent") to provide backup and answer questions with respect to information presented on the financial statements to the extent that the financial statements reflect information maintained by the Accounting Agent; and

                           (ii) Coordinate conference calls with the Accounting Agent, BFM and the Company's independent accountants to address issues that arise during the audit process;



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                  (c)      Accounting Oversight.

                           (i) Review monthly the trial balances and supporting documentation supplied by the Accounting Agent for reasonableness and report any unusual items to the Company;

                           (ii) Review the accounting for trades with the Company's independent accountants and the Accounting Agent for determining the appropriate accounting treatment including valuation and income recognition policies; and

                           (iii) Review monthly the pricing information and net asset value determinations for reasonableness;

                  (d)      Expenses.

                           (i) Determine with the Company the budget on an annual basis;

                           (ii) After the annual budget is approved, determine the daily accruals for fixed expenses;

                           (iii) Review the budget every 4-6 weeks and recommend changes as necessary;

                           (iv) Review Administrative services fees for conformance to this Agreement;

                           (v) Due to the calculation methodology of the quarterly incentive fee and management fee, BFM will work with the Company for the annual budgeted amount and accrual of these expenses; and

                           (vi) Ensure that all expense invoices are submitted for "proper approval" before processing them for payment.



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                  (e)      Officers. At the request and subject to the
                           supervision of the Board, permit and cause employees of BFM to serve as officers of the Company and to fulfill all of the responsibilities of such officers.

                  (f)      Other Administrative Services.

                           (i) Contract, as necessary, with third parties for master servicing and special servicing of assets acquired by the Company;

                           (ii) Communicate on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

                           (iii) Cause the Company to qualify to do business in all applicable jurisdictions;

                           (iv) Cause the Company to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;

                           (v) Assist the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended;

                           (vi) Assist the Company in making all required tax filings and reports and maintaining its status as a REIT, including soliciting stockholders for required information to the extent provided in the Sections 856 through 860 of the Internal Revenue Code of 1986, as amended;

                           (vii) Use all reasonable efforts to cause the Company to comply with all applicable laws;



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                           (viii)   Perform such other services as may be
                                    required from time to time for investment and other activities relating to the assets of the Company as the Board shall reasonably request or BFM shall deem appropriate under the particular circumstances; and

                           (ix) Provide such administrative services to the Company as may be agreed upon by BFM and the Board.

                  BFM shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

         6.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

                  BFM shall receive from the Company such compensation for BFM's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in Schedule A to this Agreement. BFM's fees will be paid within ten business days after presentation of the bill. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Company shall reimburse BFM for its out-of-pocket costs incurred in connection with this Agreement.

                  The Company agrees promptly to reimburse BFM for any equipment and supplies specially ordered by or for the Company through BFM and for any other expenses not contemplated by this Agreement that BFM may incur on the Company's behalf at the Company's request or with the Company's consent.

                  The Company will bear all expenses that are incurred in its operation and not specifically assumed by BFM. Expenses to be borne by the Company include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Company's registration statement, proxy materials, federal and state tax qualification as a real estate investment trust and other reports and materials prepared by BFM under this Agreement); cost of any services contracted for by the Company directly from parties other than BFM; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Company; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Company; costs incidental to the preparation, printing and distribution of the Company's



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         registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Company's tax returns, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Company's net asset value.

                  BFM is authorized to and may employ or associate with such person or persons as BFM may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by BFM and that BFM shall be as fully responsible for the acts or omissions of any such person or persons as it is for its own acts and omissions.

         7.       INSTRUCTIONS AND ADVICE

                  At any time, BFM may apply to any officer of the Company for instructions and may consult with its own legal counsel or outside counsel for the Company or the independent accountants for the Company at the expense of the Company, with respect to any matter arising in connection with the services to be performed by BFM under this Agreement. BFM shall not be liable, and shall be indemnified by the Company, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. BFM shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Company. Nothing in this paragraph shall be construed as imposing upon BFM any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

         8.       LIMITATION OF LIABILITY AND INDEMNIFICATION

                  BFM shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. BFM shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of BFM, its officers or employees. BFM shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event BFM's liability under this Agreement shall be limited to its administration fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Company including, but not limited to, any liability relating to the Company's compliance with any federal or state tax or securities statue, regulation or ruling.



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                  BFM shall not be responsible or liable for any failure or
         delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, nor shall any such failure or delay give the Company the right to terminate this Agreement.

                  The Company shall indemnify and hold BFM, its officers, directors and employees harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by BFM resulting from any claim, demand, action or suit in connection with BFM's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Company, provided that this indemnification shall not apply to actions or omissions of BFM, its officers, directors or employees in cases of its or their own gross negligence or willful misconduct.

                  The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Company elects to assume the defense of any such suit and retain counsel, BFM or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) BFM shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest.

                  The indemnification contained herein shall survive the termination of this Agreement.

         9.       CONFIDENTIALITY

                  BFM agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Company or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Company.

         10.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

                  The Company assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.



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         11.      SERVICES NOT EXCLUSIVE

                  The services of BFM to the Company are not to be deemed exclusive, and BFM shall be free to render similar services to others. BFM shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Company from time to time, have no authority to act or represent the Company in any way or otherwise be deemed an agent of the Company.

         12.      TERM, TERMINATION AND AMENDMENT

                  This Agreement shall become effective on March 15, 2007 and continue in effect thereafter with respect to the Company unless terminated in writing by either party with sixty (60) days' prior written notice given by either party to the other party. Upon termination of this Agreement, the Company shall pay to BFM such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified, or amended from time to time by mutual written agreement of the parties hereto.

         13.      NOTICES

                  Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Company; Anthracite Capital, Inc., 40 East 52nd Street New York, NY 10022, Attn: Richard M. Shea, fax: (212) 810-8784; if to BFM: BlackRock Financial Management, Inc., 40 East 52nd Street, New York, N.Y. 10022, Attn: Robert P. Connolly, fax: (212) 810-3744.

         14.      NON-ASSIGNABILITY

                  This Agreement shall not be assigned by either party hereto without the prior consent of the other party, except that BFM may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with BFM.

         15.      SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Company and BFM and their respective successors and permitted assigns.

         16.      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations,



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         warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

         17.      WAIVER

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         18.      SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

         19.      GOVERNING LAW

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
         Agreement to be executed by their officers designated below as of the date first written above.

                                          ANTHRACITE CAPITAL, INC.

                                          By: /s/ Chris A. Milner
                                              ----------------------------------

                                          Name: Chris A. Milner

                                          Title: Chief Executive Officer

                                          BLACKROCK FINANCIAL MANAGEMENT, INC.

                                          By: /s/ Ralph D. Schlosstein
                                              ----------------------------------

                                          Name: Ralph D. Schlosstein

                                          Title: President





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                                   SCHEDULE A

                     [BLACK ROCK FINANCIAL MANAGEMENT, INC.

                           ADMINISTRATION FEE SCHEDULE

                                       FOR

                            ANTHRACITE CAPITAL, INC.]




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